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                                                                  EXHIBIT (r)




                            CERTIFICATE OF AMENDMENT

                                       OF

                          ING VARIABLE INSURANCE TRUST


         This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (Del. Code Ann. tit. 12, sections 3801 et seq.) and sets forth the following:


         1.       The name of the Trust is: ING Variable Insurance Trust
                  ("Trust").


         2. The name and business address of the registered agent is: The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801, New Castle County.


         3. This is a registered investment company under the Federal Investment Company Act.


         4. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to "Pilgrim Variable Insurance Trust."


         5.       This certificate is effective April 30, 2001.


         IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust has duly executed this Certificate of Amendment on this 9th day of April, 2001.




/s/ Jock Patton
---------------
    Jock Patton